UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 14, 2009

Potomac Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

West Virginia

(State of Other Jurisdiction of Incorporation)

0-24958

(Commission File Number)

55-0732247

(IRS Employer Identification No.)

111 E. Washington St., PO Box 906, Charles Town WV 25414-0906

(Address of Principal Executive Offices) (Zip Code)

304-725-8431

Registrant's telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

For Immediate Release January 14, 2009

After over 60 years of service with Bank of Charles Town, Director Donald S. Smith has retired. He began his banking career in 1947 and has served in every phase of bank operations. In 1954, he was promoted to Assistant Cashier and became Cashier in 1963. In 1967, he was made Executive Vice President and Cashier and became a member of the Board of Directors of the Bank on August 22, 1972. Mr. Smith served as President of the Bank from 1978 until his retirement from operations in 1991. After his retirement in 1991, he continued to serve as Director for the Bank and for Potomac Bancshares, Inc. through 2008.

Mr. Smith has served Bank of Charles Town, Potomac Bancshares, Inc. and his community well and the Bank and Potomac are deeply grateful for those years of service. At this time, the Board elected not to fill the vacancy caused by his retirement and accordingly, the number of directors was reduced by one.

Section 8 - Other Events

Item 8.01. Other Events.

Robert F. Baronner, Jr., President and CEO of Potomac Bancshares, Inc., announced the approval of the 1st quarter 2009 dividend.

The Board of Directors has approved a dividend of $0.1175 per share to be paid on March 1, 2009 to shareholders of record on February 15, 2009. This first quarter dividend is identical to the dividend paid in the fourth quarter of 2008. It represents the first time in twenty four quarters that the dividend has not been incrementally increased. This decision not to increase the dividend is based upon the downturn in the economy and its effect on the earnings of the bank. Commenting on the dividend, Mr. Baronner stated, "The continued payment of Potomac's quarterly dividend for the first quarter of 2009 reflects the confidence that the Board of Directors has in regard to the strong capital position and ongoing operating earnings capacity of the company. During the first half of 2009, we will continue to evaluate economic conditions and their effect on our operating earnings, capital ratios, and future dividend policy."

The Board of Directors has also approved a permanent change in the date of the annual shareholders' meeting. Going forward, the meeting will be held the third Tuesday in May as opposed to the fourth Tuesday in April. The date for the meeting will be Tuesday, May 19, 2009 at the Quality Inn and Conference Center in Harpers Ferry, West Virginia.

Potomac Bancshares Inc. is a public company trading under the ticker symbol PTBS.OB. PTBS is the one bank holding company for Bank of Charles Town (BCT) located in Charles Town, West Virginia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Potomac Bancshares, Inc.

/s/ Robert F. Baronner, Jr.

Robert F. Baronner, Jr., President and CEO

January 14, 2009